UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2008
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
 Oxford, Massachusetts 01540
 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee (the “Committee”) of the Board of Directors of IPG Photonics Corporation (the “Company”) has taken the actions described below relating to the compensation of the “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K, of the Company as of December 31, 2007 and certain other executive officers of the Company.

On December 19, 2008, the Committee approved increases in base salaries and determined performance measures and target incentive payouts for 2009 for the named executive officers and other executive officers. The new base salaries are effective January 1, 2009.

In accordance with the employment agreements with such executive officers, the Committee reviewed each executive's performance and base salary annually, in light of conpetitive data, the Company's performance, and executive's performance, and determined to increase the salaries as set forth below. The table below sets forth the base salaries effective January 1, 2009 for each named executive officer and the other executive officers:

Name and Title	Old Base Salary	New Base Salary
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	$380,000	$395,000
Eugene Shcherbakov, Ph.D., Managing Director of IPG Laser GmbH and Director	EUR246,960	EUR257,000
Timothy P.V. Mammen, Chief Financial Officer and Vice President	$283,500	$295,000
Angelo P. Lopresti, General Counsel, Secretary and Vice President	$283,500	$295,000
Alexander Ovtchinnikov, Ph.D., Vice President- Telecommunications Products	$252,000	$275,000
William S. Shiner, Vice President-Indirect Markets	$252,000	$262,000
George H. BuAbbud, Ph.D., Vice President-Telecommunications Products	$252,000	$262,000

     Employees of the Company who are at least at the level of vice president or director are eligible to receive awards under the Company’s Executive Short-Term Incentive Plan (the “STIP”).   On December 19, 2008, the Committee identified two financial performance measures for 2009, net sales and earnings before interest and taxes (excluding equity-based compensation expenses and certain legal expenses), as determined under the STIP, and assigned a 50% weighting factor to each performance measure.  Upon the achievement of the objectives for both financial performance measures determined by the Committee, the Chief Executive Officer could receive a cash incentive payment ranging from 14% (upon achievement of both minimum levels of performance) to 84% (upon achievement of both top levels of performance) of base salary, and other participants in the STIP could receive a cash incentive payment ranging from 9% (upon achievement of both minimum levels of performance) to 56% (upon achievement of both top levels of performance) of base salary. If performance exceeds the top targets, then additional amounts could be paid under the STIP, subject to maximum payouts adopted under the 2009 STIP.  The financial objectives are the same for all executive officers.  No payments for the financial measures would be made if the minimum objectives established by the Committee in 2009 are not met.  In addition, the Committee approved a cash incentive payment of up to 19% for the Chief Executive Officer and up to 9% for other executives based upon a review of the individual performance and achievements of the respective executives in 2009.

For the 2009 STIP, the Committee also adopted maximum payouts as a percentage of base compensation ranging from 150% for the Chief Executive Officer and from 70% to 100% for other executive officers.  The Committee retains the ability, at its discretion, to adjust the calculated cash incentive award for each participant, the performance measures and the calculation of the performance measures.

Item 9.01 – Financial Statements and Exhibits.

     (d) Exhibits.

None.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
December 23, 2008	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Vice President, General Counsel & Secretary